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                                                                      EXHIBIT 11

                                BACOU USA, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                             Three Months Ended           Twelve Months Ended
                                                December 31,                 December 31,
                                              1997         1998          1997           1998
                                              ----         ----          ----           ----

BASIC:

Weighted average shares outstanding           17,590       17,607        17,383          17,601
                                             ====================      ========================
Net income                                   $ 3,592      $ 5,500      $ 14,422        $ 20,010
                                             ====================      ========================
Per share amount                             $  0.21      $  0.31      $   0.83        $   1.19
                                             ====================      ========================

DILUTED:

Weighted average shares outstanding           17,590       17,607        17,383          17,601

Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price                 67          116            28             122

                                            ---------------------      ------------------------
Total                                         17,657       17,723        17,411          17,723
                                            =====================      ========================
Net income                                  $  3,592      $ 5,500      $ 14,422        $ 21,010
                                            =====================      ========================
Per share amount                            $   0.21      $  0.31      $   0.83        $   1.19
                                            =====================      ========================
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